Exhibit 3.23

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:46 PM 04/13/2010
FILED 05:47 PM 04/13/2010
SRV 100380108 – 4811238 FILE
State of Delaware
Limited Liability Company
Certificate of Formation
1. The name of the limited liability company is Swift Transportation Co. of Virginia, LLC.
2. The address of its registered office in the State of Delaware is 160 Greentree Drive, Suite 101, Dover, Delaware 19904. The name of its registered agent at such address is National Registered Agents, Inc.
3. The limited liability company will be formed effective April 16,2010 at 11:57 p.m. (Eastern Daylight Time).
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date set forth below.
Dated: April 13, 2010

/s/ Jerry Moyes
Jerry Moyes, Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:46 PM 04/13/2010
FILED 05:47 PM 04/13/2010
SRV 100380108 – 4811238 FILE
STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A CORPORATION TO A
LIMITED LIABILITY COMPANY PURSUANT TO
SECTION 18-214 OF THE LIMITED LIABILITY ACT
     1. The date the corporation first formed is August 30,1991.
     2. The jurisdiction where the corporation first incorporated is Virginia.
     3. The jurisdiction immediately prior to filing this Certificate is Delaware.
     4. The name of the corporation immediately prior to filing this Certificate is Swift Transportation Co. of Virginia, Inc.
     5. The name of the limited liability company as set forth in the Certificate of Formation is Swift Transportation Co. of Virginia, LLC
     6. This conversion will be effective April 16,2010 at 11:57 p.m. (Eastern Daylight Time).
Remainder of Page Intentionally Left Blank

          IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 13 day of April 2010.

Swift Transportation Co. of Virginia, Inc.

By: Name:	/s/ Jerry Moyes Jerry Moyes
Its:	CEO & President

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:46 PM 04/13/2010
FILED 05:46 PM 04/13/2010
SRV 100380101 – 4811238 FILE
CERTIFICATE OF INCORPORATION
OF
SWIFT TRANSPORTATION CO. OF VIRGINIA, INC.
ARTICLE ONE
     The name of the corporation is Swift Transportation Co. of Virginia, Inc.
ARTICLE TWO
     The address of the corporation’s registered office in the State of Delaware is 160 Greentree Drive, Suite 101, Dover, Kent County, Delaware 19904. The name of its registered agent at such address is National Registered Agents, Inc.
ARTICLE THREE
     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
ARTICLE FOUR
     The total number of shares of stock which the corporation shall have authority to issue is five thousand (5,000). All such shares are of one class and are shares of Common Stock and have no par value.
ARTICLE FIVE
     The incorporator of the corporation is Jerry Moyes, whose mailing address is 2200 South 75th Avenue, Phoenix, Arizona 85043. The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation.
ARTICLE SIX
     The names and mailing address of the person who is to serve as the sole initial director of the corporation until the first annual meeting of the stockholders of the corporation, or until their successors are elected and qualified is Jerry Moyes, 2200 South 75th Avenue, Phoenix, Arizona 85043.
ARTICLE SEVEN
     Election of members to the Board of Directors need not be by written ballot unless and except to the extent that the Bylaws of the corporation shall so require.
     Meetings of the stockholders of the corporation may be held within or without the State of Delaware, as the Bylaws of the corporation may provide. Unless otherwise designated from time to time in the Bylaws or by the Board of Directors, the books of the corporation may be kept (subject to any provision contained in the General Corporation Law of the State of Delaware) within or without the State of Delaware, including at the principal executive offices of the corporation.
ARTICLE EIGHT
     In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation is expressly authorized to make, alter and repeal the Bylaws of the corporation, subject to the power of the stockholders of the corporation to adopt, alter or repeal any Bylaw of the corporation, whether adopted by them or otherwise, to the extent required by the General Corporation Law of the State of Delaware.
ARTICLE NINE
     To the fullest extent permitted by the General Corporation Law of the State of Delaware, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director of the corporation; provided, that the foregoing provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the liability of directors, the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended. Any amendment, modification or repeal of this Article Nine shall not adversely affect any right or protection of a director or former director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.
     The provisions of this Article Nine shall not be deemed to limit or preclude indemnification of a director by the corporation for any liability of a director which has not been eliminated by the provisions of this Article Nine.
ARTICLE TEN
     The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article.
ARTICLE ELEVEN
     This certificate of incorporation will be effective April 15, 2010.

     I, THE UNDERSIGNED, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do execute this Certificate of Incorporation, and do certify that the facts herein stated are true.
DATED: April 13, 2010.

/s/ Jerry Moyes
Jerry Moyes, Incorporator

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:46 PM 04/13/2010
FILED 05:46 PM 04/13/2010
SRV 100380101 – 4811238 FILE
STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A NON-DELAWARE CORPORATION
TO A DELAWARE CORPORATION
PURSUANT TO SECTION 265 OF THE
DELAWARE GENERAL CORPORATION LAW
1.	The jurisdiction where the non-Delaware corporation first formed is Virginia.

2.	The jurisdiction immediately prior to filing this Certificate is Virginia.

3.	The date the non-Delaware corporation first formed is August 30, 1991.

4.	The name of the non-Delaware corporation immediately prior to filing this Certificate is Swift Transportation Co. of Virginia, Inc.

5.	The name of the Corporation as set forth in the Certificate of Incorporation is Swift Transportation Co. of Virginia, Inc.

6.	This conversion will be effective April 15, 2010.
     IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting non-Delaware corporation has executed this Certificate on the 13 day of April, 2010.

Swift Transportation Co. of Virginia, Inc.

By: Name:	/s/ Jerry Moyes Jerry Moyes
Title:	CEO & President

0380533-0
COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION
AT RICHMOND, APRIL 15, 2010
The State Corporation Commission has found the accompanying articles submitted on behalf of SWIFT TRANSPORTATION CO. OF VIRGINIA, INC. to comply with the requirements of law and confirms payment of all required fees. Therefore, it is ORDERED that this CERTIFICATE OF INCORPORATION SURRENDER be issued and admitted to record with the articles of incorporation surrender in the Office of the Clerk of the Commission, effective April 15, 2010.

STATE CORPORATION COMMISSION

By:	/s/ James C. Dimitri
James C. Dimitri
Commissioner
SURRACPT
CIS0328
10-04-14-0639

ARTICLES OF INCORPORATION SURRENDER OF
Swift Transportation Co. of Virginia, Inc.
The undersigned, on behalf of the corporation set forth below, pursuant to Title 13.1, Chapter 9, Article 12.1 Of the Code of Virginia, states as follows:
1.	The name of the corporation is Swift Transportation Co. of Virginia. Inc. .

2.	The plan of domestication, pursuant to § 13,1-722.2 of the Code of Virginia, is set forth as follows: A. The Jurisdiction in which the corporation is to be domesticated is Delaware.

3.	These articles of incorporation surrender are being filed in connection with the domestication of the corporation as a foreign corporation to be incorporated under the laws of another jurisdiction and the corporation is surrendering its charter under the laws of Virginia.

4.	The plan of domestication was adopted by the unanimous consent of the shareholders.

5.	The corporation hereby revokes the authority of its registered agent to accept service on its behalf and appoints the clerk of the Commission as its agent for service of process in any proceeding based on a cause of action arising during the time it was incorporated in this Commonwealth.

6.	The corporation’s mailing address to which the clerk may mail a copy of any process served on him as the corporation’s agent is 2200 South 75th Avenue, Phoenix, Arizona 85043.

7.	The corporation hereby commits to notify the clerk of the Commission in the future of any change in the mailing address of the corporation.

8.	These articles of incorporation surrender are effective April 15, 2010.
Executed in the name of the corporation by:

/s/ Jerry Moyes (signatures)	4-13-10 (date)

Jerry Moyes (printed name)	CEO & President (corporate title)

0380533-0 (corporation’s SEE ID no.)	(telephone number (optional))